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                              Polymer Group, Inc.

    Exhibit 11 - Statement of Computation of Per Share Earnings (Unaudited)

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                                                                                    Three Months Ended     Six Months Ended
                                                                                   -------------------    ------------------
                                                                                   June 28,   June 29,    June 28,  June 29,
                                                                                     1997       1996        1997      1996
                                                                                   -------------------    ------------------
                                                                                     (In Thousands, Except Per Share Data)
Primary income (loss) per common share
Net income (loss) applicable to common stock                                       $  6,012   $(12,250)   $10,974  $(14,837)
                                                                                   ====================   ==================
Common shares:
       Weighted average number of shares outstanding                                 32,000     26,250     32,000    23,375
       Adjustments:
        Common share equivalents                                                         --        --          --        --
        Warrants to purchase common stock                                                --        --          --        --
                                                                                   --------------------   ------------------

Average number of common shares, as adjusted                                         32,000     26,250     32,000    23,375
                                                                                   ====================   ==================

Primary income (loss) per common share                                             $    .19   $   (.47)   $   .34  $   (.64)
                                                                                   ====================   ==================

Income (loss) per common share assuming full dilution
Net income (loss) applicable to common stock                                       $  6,012   $(12,250)   $10,974   $(14,837)
                                                                                   ====================   ===================
Common shares:
       Weighted average number of shares outstanding                                 32,000     26,250     32,000     23,375
       Adjustments:
        Common share equivalents                                                         --        --          --         --
        Warrants to purchase common stock                                                --        --          --         --
                                                                                   --------------------   -------------------
Average number of common shares, as adjusted                                         32,000     26,250     32,000     23,375
                                                                                    ===================   ===================
Income (loss) per common share assuming full dilution                               $   .19   $   (.47)   $   .34   $   (.64)
                                                                                    ===================   ===================
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